Exhibit 99.1

Ocugen, Inc. Appoints Huma Qamar, MD, MPH as Chief Medical Officer

MALVERN, Pa, March 18, 2024 (GLOBE NEWSWIRE) – Ocugen, Inc. (“Ocugen” or the “Company”) (NASDAQ: OCGN), a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies and vaccines, today announced the appointment of Dr. Huma Qamar as Chief Medical Officer (CMO).

“I’m very pleased to name Dr. Qamar as the CMO at Ocugen,” said Dr. Shankar Musunuri, Chairman, Chief Executive Officer, and Co-Founder of Ocugen. “This appointment recognizes her invaluable contributions to building a strong clinical team, overseeing a well-conducted Phase 1/2 gene therapy trial, and establishing relationships with leading medical and academic institutions and key opinion leaders.”

Dr. Qamar is a distinguished healthcare professional with a rich background in clinical research, having contributed her expertise to esteemed Ivy League institutions including Yale University, Harvard University, and University of Pennsylvania. Her expertise encompasses the development of Phase I-IV clinical protocols and execution of clinical studies, FDA inspections, and effective leadership of medical affairs teams.

“Having been a part of Ocugen’s mission and vision for more than three years now, it’s a pleasure to lead Ocugen’s clinical development at this pivotal time,” said Dr. Qamar. “I am committed to addressing patients’ unmet medical needs and bringing novel modifier gene therapy products to the market globally.”

Dr. Qamar has expertise in multiple therapeutic areas, including gene and cell therapy, vaccines, oncology (Heme-Onc, CAR-T, rare tumors, sarcoma, melanoma, women's health, GU & GI, fetal oncology), rheumatology, dermatology, neurology, cardiology, hepatology, and infectious diseases.

“Dr. Qamar has a deep understanding of Ocugen’s ongoing clinical trials and a close working relationship with the clinical and regulatory teams, both of which are fundamentally important to the success of Ocugen’s programs,” said Dr. Prabhavathi Fernandes, Independent Lead Director, Ocugen board. “I’m confident that her determination and dedication will bring the Company’s first-in-class candidates through the upcoming clinical milestones to deliver on Ocugen’s long-term strategy.”

Prior to joining Ocugen, Dr. Qamar was Senior Vice President, Head of R&D at FSD Pharma—demonstrating her commitment to advancing scientific innovation and pharmaceutical development.

About Ocugen, Inc.

Ocugen, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies, biologics, and vaccines that improve health and offer hope for patients across the globe. We are making an impact on patients’ lives through courageous innovation—forging new scientific paths that harness our unique intellectual and human capital. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with a single product, and we are advancing research in infectious diseases to support public health and orthopedic diseases to address unmet medical needs. Discover more at www.ocugen.com and follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contact:
Tiffany Hamilton
Head of Communications
Tiffany.Hamilton@ocugen.com